AMENDED SCHEDULE A
                                    TO THE
                           INVESTMENT ADVISORY AND
                           ADMINISTRATION AGREEMENT
                                   BETWEEN
                       HERITAGE ASSET MANAGEMENT, INC.
                                     AND
                            HERITAGE SERIES TRUST


      As compensation pursuant to section 7 of the Investment Advisory and Administrative Agreement between Heritage Asset Management, Inc. (the "Manager") and Heritage Series Trust (the "Trust"), the Trust shall pay to the Manager a fee, computed daily and paid monthly, at the following annual rates as percentages of each Portfolio's average daily net assets:


      (1)   For the Heritage Small Cap Stock Fund:

            Average Daily                           Advisory Fee as % of
              Net Assets                          Average Daily Net Assets
              ----------                          ------------------------

            Up to and including $50 million            1.00%

            In excess of $50 million                    .75%



      (2)   For the Heritage Value Equity Fund:

            Average Daily                           Advisory Fee as % of
              Net Assets                          Average Daily Net Assets
              ----------                          ------------------------

            All                                        .75%


      (3)   For the Heritage Growth Equity Fund:

            Average Daily                         Advisory Fee as % of
              Net Assets                        Average Daily Net Assets
            ------------                        ------------------------

            All                                        .75%


      (4)   For the Heritage Mid Cap Growth Fund:

            Average Daily                         Advisory Fee as % of
              Net Assets                        Average Daily Net Assets
            ------------                        ------------------------

            All                                        .75%





Dated:      March 29, 1993, as last amended on September 29, 1997